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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 100,000 shares of common stock of Active Voice Corporation under the Active Voice 401(k) Plan of our report dated May 5, 1997, with respect to the consolidated financial statements and schedule of Active Voice Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities Exchange Commission.

                                               ERNST & YOUNG LLP


Seattle, Washington
June 26, 1997